POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that, Susan Henshaw Jones, whose signature appears below, does hereby constitute and appoint Kurt Hawkesworth his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments, in his name, place and stead, which said attorney-in-fact may deem necessary or advisable or which may be required to enable any fund registered under the Investment Company Act of 1940, as amended (the “1940 Act”) that is currently managed by Rochdale Investment Management LLC (each, a “Fund”), to comply with the Securities Act of 1933, as amended (the “1933 Act”) and/or the 1940 Act, and any rules, regulations or requirements of the Securities and Exchange Commission (the “SEC”) in respect thereof, in connection with such Fund’s Registration Statement pursuant to the 1933 Act and/or the 1940 Act, together with any and all pre- and post-effective amendments thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign as Director or Trustee, as applicable, President, Principal Financial Officer, Secretary and/or an Organizational Shareholder – as applicable, such Registration Statement and any and all such pre- and post-effective amendments filed with the SEC under the 1933 Act and/or the 1940 Act, and any other instruments or documents relating thereto, and the undersigned does ratify and confirm all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date set forth below.

/s/ Susan Henshaw Jones
Susan Henshaw Jones

Date:  August 23, 2011